SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2010

DIGITALPOST INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-124405	26- 1944595
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

4040 Barranca Pkwy, Suite #220, Irvine, CA  92604

(Address of Principal Executive Offices)(Zip Code)

(949) 333-7500

Registrant’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01- Entry into a Material Definitive Agreement.

a.  Merger Agreement

On August 4, 2010, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with Rovion, Inc. (“Rovion”) and Rovion Acquisition, Inc., our wholly owned subsidiary (“Merger Sub”). Under the Merger Agreement, we would acquire 100% ownership of Rovion pursuant to a reverse triangular merger, whereby Merger Sub would merge with and into Rovion, with Rovion as the surviving corporation (the “Merger”).

Founded in 2001, Rovion is a privately held Boston-based developer of the innovative InPerson virtual spokesperson ad unit and offers a broad range of online advertising products and services to its active customer base of more than 1,000 companies in the automotive, e-commerce, entertainment, food-related, healthcare, retail, services and sports industries.

According to the Merger Agreement, all of the capital stock of Rovion shall be redeemed in exchange for an aggregate of 85,309,620 shares of our common stock.  Under the Merger Agreement, should either party engage in certain conduct which leads to this Merger not consummating, the breaching party shall pay to the non-breaching party a break-up fee of $250,000. Further more, the agreement provides for certain conditions to be met by both parties prior to closing of the Merger on or before September 30, 2010.

b.  Loan and Security Agreement

On July 28, 2010, we extended to Rovion a $30,000 loan in the form of a secured promissory note issued pursuant to a Loan and Security Agreement whereby we agreed to lend Rovion up to $100,000 from time to time with such loans bearing interesting 12% per annum and shall be payable 30 days from the date of issuance of each loan.  The loan amounts are secured by all of Rovion’s accounts receivables.

c.  Extension and Modification Agreement

On July 29, 2010, we entered in to an Extension and Modification Agreement, which extends the due dates of certain convertible promissory notes issued by the company to investor Agile Opportunity Fund, LLC (“Agile”) in May 2008 with an aggregate original face amount of $727,273 and an original maturity date of May 30, 2010 which was subsequently extended to December 31, 2010 (“May 2008 Notes”).  In accordance with the agreement Agile has agreed to further extend the maturity date to December 31, 2011 for $376,262 of the original face amount of the May 2008 Notes.  Additionally, Agile has agreed to forebear on the exercise of its put rights for a certain Series A Warrant issued in connection with the May 2008 Notes until December 31, 2010, and cancel a certain Series D Warrant issued to Agile in connection with a subsequent debt financing.  As consideration for the entering into this Extension and Modification Agreement, the Company agreed to pay Agile $25,000 upon execution of this agreement and $20,000 on or before August 13, 2010.

Item 9.01—Financial Statement and Exhibits

99.01	Agreement and Plan of Merger between DigialPost Interactive, Inc. and Rovion, Inc., dated August 4, 2010

99.02	Loan and Security Agreement between DigialPost Interactive, Inc. and Rovion, Inc. dated July 15, 2010 and form of Secured Promissory Note

99.02	Extension and Modification Agreement No.2 between DigitalPost Interactive, Inc. and Agile Opportunity Fund, LLC, dated July 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DigitalPost Interactive, Inc

```	By:	/s/ Mike Sawtell
Name: Mike Sawtell
Title: Chief Executive Officer and Sole Director

Date:       August 4, 2010